Exhibit 9(a)


                       BROWN, WOOD, IVEY, MITCHELL & PETTY
                  One World Trade Center, New York, N.Y. 10048
                                  212-838-5300
                                   ----------
555 CALIFORNIA STREET            TELEX: 127324             1000 ASHLEY DRIVE
SAN FRANCISCO, CA 94104    CABLE ADDRESS: BROWOODLAW       TAMPA FLORIDA 33602
TELEPHONE: 415-398-3909    TELECOPIER: 212-839-5599       TELEPHONE 813-223-9600
TELECOPIER: 415-397-4621                                         ------
                                                   1001 CONNECTICUT AVENUE, N.W.
                                                       WASHINGTON, D.C. 20036

                                                       TELEPHONE: 202-887-9175
                                                       TELECOPIER: 202-833-2031

                                                       January 17, 1983

Sci/Tech Holdings, Inc.
633 Third Avenue
New York, New York 10017

Dear Sirs:

      This opinion is being furnished in connection with the registration by Sci/Tech Holdings, Inc., a Maryland corporation (the "Company"), of an indefinite number of shares of its Common Stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"). Said registration is to be effected in accordance with Rule 24f-2 under the Investment Company Act of 1940, as amended, pursuant to the Company's registration statement on Form N-1, as amended (the "Registration Statement"), under the Securities Act.

      As counsel for the Company, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have



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examined and are familiar with the Articles of Incorporation of the Company, the
By-Laws of the Company, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.


                                                 Very truly yours,

                                         /s/ Brown, Wood, Ivey, Mitchell & Petty